EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-68088 and 333-90532) and Form S-8 (No.’s 333-68166, 333-105031, 333-110590, 333-131268 and 333-137616) of Wits Basin Precious Minerals Inc., and subsidiaries of our report dated April 13, 2009, relating to the financial statements, which appears on page F-2 of this annual report on Form 10-K.

/s/ Carver Moquist & O’Connor, LLC

Minneapolis, Minnesota
April 13, 2009